UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2018

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)
Registrant's telephone number, including area code: (281) 210-5100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07   Submission of Matters to a Vote of Security Holders

(a)	Newfield Exploration Company (the "Company’") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting") on May 15, 2018.

(b)
The following actions were taken at the Annual Meeting and the final number of votes cast for, votes cast against, abstentions, and broker non-votes for each proposal is set forth below (for more information on the proposals, please see the Company's 2018 Proxy Statement filed with the Securities and Exchange Commission on March 29, 2018):

1.	Each of the ten nominees for director was elected to serve a one-year term expiring at the 2019 Annual Meeting of Stockholders. The voting results were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Lee K. Boothby	163,828,187	6,202,532	379,885	10,649,173
Pamela J. Gardner	166,259,830	4,124,789	25,985	10,649,173
Edgar R. Giesinger, Jr.	169,892,636	450,961	67,007	10,649,173
Steven W. Nance	166,216,271	4,167,884	26,449	10,649,173
Roger B. Plank	169,676,374	707,424	26,806	10,649,173
Thomas G. Ricks	165,637,351	4,746,248	27,005	10,649,173
Juanita M. Romans	165,972,418	4,412,648	25,538	10,649,173
John W. Schanck	169,383,868	998,859	27,877	10,649,173
J. Terry Strange	166,886,732	3,496,200	27,672	10,649,173
J. Kent Wells	169,353,388	965,669	91,547	10,649,173

2.
The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company's 2018 Proxy Statement. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
165,047,538	5,304,837	58,229	10,649,173

3.	The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2018 was ratified. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
178,074,122	2,883,455	102,200	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 15, 2018	By:	/s/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary

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